Exhibit 99.1

Press Release                                          FirstBank NW Corp. (FBNW)

Company Release - 05/22/06

--------------------------------------------------------------------------------

   FIRSTBANK NW CORP. REPORTS RECORD EARNINGS: NET INCOME INCREASES 35.6% FOR
                FISCAL YEAR END AND 42.8% FOR THE FOURTH QUARTER

        Highlights for the Fiscal Year Ended March 31, 2006:
             [ ]   Net income increased 35.6% to $8.5 million.
             [ ]   Diluted earnings per share growth of 34.3% to $1.41 per
                   common share.
             [ ]   Net interest margin expansion of 21 basis points to 4.59%.
             [ ]   Net loan growth of 12.5% to $632.5 million.
             [ ]   Deposit growth of 9.9% to $570.0 million; core deposit growth of 4.6% to $315.4 million.
             [ ]   Non-performing assets were 0.14% of total assets.
             [ ]   Return on average tangible equity of 14.9%.

CLARKSTON, WA - May 22, 2006 - FirstBank NW Corp. (the Company) (Nasdaq: FBNW) today reported fiscal year end 2006 net income of $8.5 million and total assets of $846.0 million, representing a 35.6% increase in net income and a 5.6% increase in total assets. Mr. Clyde E. Conklin, President and Chief Executive Officer, noted "the Company's strong income performance is reflective of continued loan growth and an expanding net interest margin."

The Board of Directors declared a quarterly cash dividend of $0.10 per common share on April 12, 2006. The dividend was paid on May 18, 2006 to shareholders of record as of the close of business on May 4, 2006. This marked the thirty-fifth regular quarterly cash dividend since FirstBank became a publicly traded company in July 1997.

LOAN GROWTH AND CREDIT QUALITY:

Net loans receivable increased $70.4 million, or 12.5%, to $632.5 million at March 31, 2006 from $562.1 million at March 31, 2005. "While we continue to experience good loan demand throughout our market area, fiscal year end loan growth was primarily driven by construction lending in the Boise, Idaho market, and commercial real estate lending in the Boise and Coeur d'Alene, Idaho and Spokane, Washington markets," said Conklin.

The credit quality of the Company's loan portfolio remained strong with total non-performing assets of $1.2 million, or 0.14% of total assets at March 31, 2006, compared to $2.8 million, or 0.35% of total assets at March 31, 2005. Net loan charge offs to average outstanding loans for the year ended March 31, 2006 were 0.15% compared to 0.12% for the year ended March 31, 2005. Net loan charge offs increased $327,000 to $915,000 for the year ended March 31, 2006 from $588,000 for the year ended March 31, 2005 primarily as a result of one large agricultural loan in Oregon that was charged off.

FUNDING:

Deposit balances as of March 31, 2006 increased $51.3 million, or 9.9%, to $570.0 million from $518.7 million at March 31, 2005. At March 31, 2006, total branch deposits were $525.3 million, consisting of $315.4 million, or 60.0% in core deposits and $209.9 million, or 40.0% in time deposits compared with the comparable period a year ago of $476.0 million in total branch deposits, which consisted of $301.5 million, or 63.3% in core deposits and $174.5 million, or 36.7% in time deposits. Brokered deposits at March 31, 2006 totaled $44.7 million as compared to $42.7 million a year ago, an increase of $2.0 million. Advances from the Federal Home Loan Bank of Seattle (FHLB) and other borrowings at March 31, 2006 totaled $176.8 million as compared to $185.3 million a year ago, a decrease of $8.5 million, or 4.6%. Conklin noted, "Branch deposit growth with an emphasis on core deposit growth remains essential to long term funding and earnings."

NET INTEREST MARGIN AND INTEREST RATE RISK:

The Company's net interest margin was 4.59% for the year ended March 31, 2006 compared to 4.38% for the year ended March 31, 2005. The flattening of the yield curve continues to pressure the net interest margin, however, the interest rate sensitivity of the Company's assets has helped to offset the pressure on the net interest margin from increases in the costs of deposits and borrowed funds. Yields on earning assets increased to 7.15% compared to 6.38% for the year ended March 31, 2005, a spread increase of 77 basis points during the current year. Meanwhile, the average rates paid on total deposits and borrowed funds increased 59 basis points during the year ended March 31, 2006 to 2.59% compared to 2.00% for the year ended March 31, 2005. "The Company deploys a disciplined approach to deposit pricing, targeting core deposit growth with priority pricing for money market funds and middle market pricing for certificates of deposit with periodic specials based on funding demands," said Larry K. Moxley, Chief Financial Officer. "Federal Home Loan Bank and brokered funding are utilized to supplement funding requirements."

NON-INTEREST INCOME AND EXPENSE:

Non-interest income was $6.9 million for the year ended March 31, 2006, an increase of $923,000, or 15.4%, from $6.0 million for the comparable period one year ago. "The increase in non-interest income was primarily driven by increases in gain on sale of loans and service fees and charges," said Conklin. "Service fees and charges continue to represent the largest portion of total non-interest income. The competitive pricing in residential real estate term loan markets continue to pressure growth in gain on sale of loan income."

Non-interest expense for the year ended March 31, 2006 was $25.6 million, an increase of $2.5 million, from $23.1 million for the year ended March 31, 2005. Non-interest expense to average assets decreased to 3.08% for the year ended March 31, 2006 from 3.11% one year ago. The Company's efficiency ratio of 61.63% for the year ended March 31, 2006 improved from 65.91% one year ago. Non-interest expenses are expected to increase as the Company invests in new branches, additional staffing, and complies with increased regulatory and audit requirements. Conklin noted, "The importance of a disciplined review of resources and expenditures in relation to profitability contribution is essential on an ongoing basis."

CAPITAL:

At March 31, 2006, the Bank's Tier 1 capital was $60.3 million, or 7.3% leverage ratio based on average assets, and total risk-based capital was $70.9 million, or 11.6% risk-based capital ratio based on risk-weighted assets.

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

        Highlights for the Fourth Quarter Ended March 31, 2006:
             [ ]   Net income increased 42.8% to $2.2 million.
             [ ]   Diluted earnings per share growth of 42.3% to $0.37 per
                   common share.
             [ ]   Net interest margin expanded 28 basis points to 4.67% from
                   4.39%.
             [ ]   Net loan growth of $21.5 million, or 14.1% annualized from
                   December 31, 2005 to March 31, 2006.
             [ ]   Deposit growth of $16.6 million, or 12.0% annualized from
                   December 31, 2005 to March 31, 2006.
             [ ]   Non-performing assets decreased from $2.5 million to $1.2
                   million from December 31, 2005 to March 31, 2006.

"For the fourth quarter of the fiscal year ending March 31, 2006, financial performance continued to demonstrate consistent improvement throughout the fiscal year of 2006 for the Company," Conklin stated. "Fourth quarter performance was consistent with management's expectations and a fitting close to a record year for the Company," said Conklin. "The franchise expansion is continuing with construction anticipated to begin in June 2006 on a new branch in Meridian, Idaho."

LOAN GROWTH:

Net loans receivable increased $21.5 million during the quarter ended March 31, 2006, or 14.1% on an annualized basis. Non-performing loans decreased from $2.5 million for the quarter ended December 31, 2005 to $1.2 million for the quarter ended March 31, 2006. The decrease was primarily attributable to one agricultural loan in Oregon that was charged off during the quarter. Allowance for loan losses decreased $381,000 during the quarter, which reflects the loss related to this agricultural loan and the provisions based on the mix of loans contained in the loan portfolio and changes in loan balances. "Credit quality remains very sound and loan demand is strong for similar quality credit," said Conklin.

NET INTEREST MARGIN:

The Company's net interest margin increased to 4.67% for the three months ended March 31, 2006 from 4.39% for the three months ended March 31, 2005. Net interest income after provision for loan losses increased $1.7 million, or 25.8%, to $8.3 million for the three months ended March 31, 2006 from $6.6 million for the three months ended March 31, 2005.

NON-INTEREST INCOME AND EXPENSE:

Non-interest income increased $283,000, or 19.7%, to $1.7 million for the three months ended March 31, 2006 from $1.4 million for the three months ended March 31, 2005.

Non-interest expense increased $791,000, or 13.5%, to $6.6 million for the three months ended March 31, 2006 from $5.9 million for the three months ended March 31, 2005.

BUSINESS STRATEGY:

FirstBank NW Corp. (headquartered in Clarkston, Washington) is the holding company for FirstBank Northwest, a Washington state chartered savings bank founded in 1920, and has a track record of consistent above-average growth and improving profitability, operating in the rural markets of eastern Oregon, eastern Washington and central Idaho, in addition to the larger and growing markets of Boise and Coeur d'Alene, Idaho and Spokane, Washington. FirstBank Northwest is focused on each community served, striving to deliver competitive financial products and services through exceptional customer service standards, local expertise and leadership. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

FORWARD LOOKING STATEMENTS:

    Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements and requirements of the Sarbanes Oxley Act of 2002 and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

                                FIRSTBANK NW CORP
            (unaudited) (dollars in thousands except per share data)

FINANCIAL HIGHLIGHTS

                                                     Three Months Ended         Fiscal Year Ended
                                                          March 31,                 March 31,
                                                      2006         2005         2006         2005
                                                   ----------   ----------   ----------   ----------
Interest Income                                    $   13,763   $   10,840   $   52,188   $   40,631
Interest Expense                                        5,258        3,778       19,314       13,319
Provision for Loan Losses                                 237          488        1,799        1,528
                                                   ----------   ----------   ----------   ----------
Net Interest Income After Provision for
     Loan Losses                                        8,268        6,574       31,075       25,784
                                                   ----------   ----------   ----------   ----------

Non-Interest Income
  Gain on Sale of Loans (1)                               506          184        1,835        1,125
  Service Fees and Charges                              1,143        1,010        4,817        4,504
  Commission and Other                                     67          239          281          381
                                                   ----------   ----------   ----------   ----------
Total Non-Interest Income                               1,716        1,433        6,933        6,010
                                                   ----------   ----------   ----------   ----------

Non-Interest Expense
  Compensation and Related Expenses                     4,036        3,522       15,161       14,044
  Occupancy                                               712          717        2,901        2,844
  Other                                                 1,898        1,616        7,522        6,261
                                                   ----------   ----------   ----------   ----------
Total Non-Interest Expense                              6,646        5,855       25,584       23,149
                                                   ----------   ----------   ----------   ----------

Income Tax Expense                                      1,090          578        3,908        2,367
                                                   ----------   ----------   ----------   ----------
Net Income                                         $    2,248   $    1,574   $    8,516   $    6,278
                                                   ==========   ==========   ==========   ==========

Basic Earnings per Share (6)                       $     0.38   $     0.27   $     1.45   $     1.08
Diluted Earnings per Share (6)                     $     0.37   $     0.26   $     1.41   $     1.05
Weighted Average Shares Outstanding- Basic (6)      5,916,622    5,841,664    5,879,598    5,792,614
Weighted Average Shares Outstanding- Diluted (6)    6,064,766    5,995,522    6,020,332    5,995,260
Actual Shares Issued (6)                            6,053,186    5,997,190    6,053,186    5,997,190

FINANCIAL STATISTICS
(ratios annualized)
                                               At March 31, 2006    At March 31, 2005
                                               -----------------    -----------------
Total Assets                                   $         846,003    $         801,122
Cash and Cash Equivalents                      $          26,903    $          41,801
Loans Receivable, net                          $         632,543    $         562,101
Loans Held for Sale                            $           3,785    $           3,999
Mortgage-Backed Securities                     $          52,155    $          61,904
Investment Securities                          $          48,541    $          48,334
Equity Securities, at cost                     $          12,789    $          12,789
Deposits                                       $         570,040    $         518,676
FHLB Advances & Other Borrowings               $         176,817    $         185,337
Stockholders' Equity                           $          79,130    $          72,311
Tangible Book Value per Share (2) (6)          $           10.17    $            9.00
Tangible Equity/ Total Tangible Assets                      7.29%                6.74%
Number of full-time equivalent Employees (3)                 268                  268


                                           Three Months Ended       Fiscal Year Ended
                                                 March 31,               March 31,
                                             2006        2005        2006        2005
                                           -------------------     -------------------
Return on Average Assets                     1.08%       0.80%       1.03%       0.84%
Return on Average Tangible Equity           14.95%      11.94%      14.92%      12.38%
Return on Average Equity                    11.37%       8.69%      11.16%       8.85%
Average Equity/Average Assets                9.50%       9.21%       9.19%       9.54%
Efficiency Ratio (4)                        62.53%      64.22%      61.63%      65.91%
Non-Interest Expenses / Average Assets       3.20%       2.98%       3.08%       3.11%
Net Interest Margin (5)                      4.67%       4.39%       4.59%       4.38%

LOANS                             At March 31, 2006          At March 31, 2005
                               -----------------------    -----------------------

LOAN PORTFOLIO ANALYSIS:         Amount       Percent       Amount       Percent
                               ----------   ----------    ----------   ----------
Real Estate Loans:
  Residential                  $  123,461        19.20%   $  117,541        20.55%
  Construction                    108,650        16.89        69,148        12.09
  Agricultural                     18,792         2.92        19,434         3.40
  Commercial                      201,282        31.30       173,757        30.39
                               ----------   ----------    ----------   ----------
     Total Real Estate Loans      452,185        70.31       379,880        66.43
                               ----------   ----------    ----------   ----------

Other Loans:
  Home Equity                      40,926         6.36        37,806         6.61
  Agricultural Operating           19,333         3.00        22,625         3.96
  Commercial                       91,628        14.25        92,780        16.23
  Other Consumer                   39,089         6.08        38,724         6.77
                               ----------   ----------    ----------   ----------
     Total Other Loans            190,976        29.69       191,935        33.57
                               ----------   ----------    ----------   ----------

Total Loans Receivable         $  643,161       100.00%   $  571,815       100.00%
                               ==========   ==========    ==========   ==========


ALLOWANCE FOR LOAN LOSSES                     Fiscal Year Ended   Fiscal Year Ended
                                                March 31, 2006      March 31, 2005
                                              -----------------   -----------------
Balance at Beginning of Period                   $    7,254          $    6,314
Provision for Loan Losses                             1,799               1,528
Charge Offs (Net of Recoveries)                        (915)               (588)
                                                 ----------          ----------
Balance at End of Period                         $    8,138          $    7,254
                                                 ==========          ==========
Loan Loss Allowance / Net Loans                        1.29%               1.29%
Loan Loss Allowance / Non-Performing Loans          2608.33%             661.86%


NON-PERFORMING ASSETS                    At March 31, 2006   At March 31, 2005
                                         -----------------   -----------------

Accruing Loans - 90 Days Past Due            $        4          $      377
Non-accrual Loans                                   308                 719
                                             ----------          ----------
Total Non-Performing Loans                          312               1,096
Restructured Loans on Accrual                       872               1,094
Real Estate Owned (REO)                               0                 603
Repossessed Assets                                   13                  18
                                             ----------          ----------
Total Non-Performing Assets                  $    1,197          $    2,811
                                             ==========          ==========
Total Non-Performing Assets/Total Assets           0.14%               0.35%
Loan Loss Allowance as a Percentage
     of Non-Performing Assets                    679.87%             258.06%


AVERAGE BALANCES                           Fiscal Year Ended   Fiscal Year Ended
                                             March 31, 2006      March 31, 2005
                                           -----------------   -----------------

Total Average Interest Earning Assets      $         753,505   $         664,277
Total Average Assets                                 830,205             743,258
Average Deposits and Other Borrowed Funds            745,495             665,003
Average Total Tangible Equity                         57,060              50,693

(1) Gain on sale of loans includes recovery of mortgage servicing rights of $20 and $14 for the three months ended March 31, 2006 and 2005, respectively. Gain on sale of loans includes recovery of mortgage servicing rights of $64 and $81 for the fiscal year ended March 31, 2006 and 2005, respectively.
(2) Calculation excludes unallocated shares in the employee stock ownership plan (ESOP) March 31, 2006 -- 124,874 shares and March 31, 2005 -- 141,586 shares.
(3)  Number of full-time equivalent employees is the quarterly average.
(4) Calculation is non-interest expense divided by tax equivalent non-interest income and tax equivalent net interest income.
(5) Calculation is tax equivalent net interest income divided by average daily balance of total interest-earning assets.
(6) The outstanding shares, weighted average shares outstanding, and earnings per share have been adjusted to reflect the two-for-one stock split in the form of a 100% per share stock dividend announced on January 4, 2006.